UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2006

Echo Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia, 22182
(Address of principal executive offices)

(703) 448-7688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the June 30, 2006 Form 10-Q, Echo Healthcare Acquisition Corp. (the "Company") determined that the Company must revise or restate certain amounts in its financial statements to account for the warrants issued as part of the units in the Company’s initial public offering and the underwriter’s purchase option as a derivative liability. The Company has reconsidered interpretations of the accounting for warrants issued as part of the units under Emerging Issues Task Force ("EITF") No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF No. 00-19").

Under EITF 00-19, the fair value of the warrants issued as part of the units sold in the Company’s initial public offering should be reported as a liability. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to if a penalty is to be incurred in the absence of the Company's ability to deliver registered shares to the warrant holders upon warrant exercise. Under EITF No. 00-19, in such circumstances, registration of the common stock underlying the warrants is not deemed to be within the Company 's control. As a result, the Company must assume that it could be required to settle the warrants on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. Further, EITF No. 00-19 requires that the Company record the potential settlement obligation at each reporting date using the current estimated fair value of the warrants, with any changes being recorded through its statement of operations. The potential settlement obligation will continue to be reported as a liability until such time as the warrants are exercised, expire, or the Company is otherwise able to modify the registration requirements in the warrant agreement to remove the provisions that require this treatment.

The warrant liability was determined using the fair value of the warrants. The Company had previously issued financial statements that did not present the warrant liability. Accordingly, the financial statements contained within the Company's Form 8-K dated March 24, 2006 for the period of June 10, 2005 (date of inception) to March 22, 2006, and Form 10-Q for the three months ended March 31, 2006 should no longer be relied upon.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its financial statements for such periods. The restated financial statements will be included in the Company's Form 10-Q/A for the period ended March 31, 2006 and Form 8-K/A for the period ended March 22, 2006. The Company's filings for all periods after March 31, 2006 will reflect this accounting treatment.

The Company’s management has discussed the matters disclosed in this Current Report on Form 8-K with Eisner, LLP, the Company’s independent auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP. (Registrant) By: /s/ Joel Kanter Joel Kanter President and Secretary Date: August 21, 2006